474147.1

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                  AGREEMENT OF AMENDMENT, made as of February 15, 1984, by and among the parties to the Restated Agreement of Limited Partnership of Glickenhaus & Co. made as of September 1, 1983 (the "Limited Partnership Agreement").

                                    RECITALS
                  The parties hereto wish to amend the Limited Partnership Agreement to reflect the admission of Steven J.
Rosenberg as a general partner.
                  IT IS AGREED:
                  1. Article II of the Limited Partnership Agreement is hereby amended to read as follows:
                  "Article II.  General Partners and Limited Partners.
                  SETH M. GLICKENHAUS, ALFRED FEINMAN, DEAN P. GESTAL,
                  JAMES W. SYKES, STEVEN B. GREEN, DAVID F. MAISEL,
                  CONNIE J. MOAK and STEVEN J. ROSENBERG shall be the
                  general partners.  SARAH B. GLICKENHAUS, NANCY BRODY
                  PIER and JAMES M. GLICKENHAUS shall be the limited
                  partners."
                  2. Paragraph (C) of Article VII is hereby amended by redesignating subparagraph "2" thereof as subparagraph "3" and by adding a new subparagraph "2" as follows:
                  "(2)  There shall then be allocated to Steven J.
                  Rosenberg the sum of                   ."

C/M 10726.0002 474147.1

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                  3.       Except as herein specifically set forth, the
Limited Partnership Agreement shall remain in full force and effect.


_______________________                   _________________________
Seth M. Glickenhaus                       Alfred Feinman


_______________________                   _________________________
Sarah B. Glickenhaus                      Dean P. Gestal


_______________________                   _________________________
Nancy Brody Pier                          James M. Glickenhaus


_______________________                   _________________________
James W. Sykes                            David F. Maisel


_______________________                   _________________________
Steven B. Green                           Connie J. Moak


                                          _________________________
                                          Steven J. Rosenberg


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474147.1

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